EXHIBIT 23
                                              Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 333-44429, 333-85565, 333-77201, 333-43542, 333-47502, 333-48640 and 333-64182
on Form S-8, in Registration Statement No. 333-55526, 333-46970 and 333-50458 on Form S-3, and in Registration Statement No. 333-63891 on Form S-3/A of our report dated March 8, 2002 appearing in this Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2002.



/s/ DELOITTE & TOUCHE LLP
New York, New York
April 25, 2002